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                                                                  EXHIBIT 1

         The undersigned hereby agree, pursuant to Rule 13d-1(f)(1), to file a joint statement on Schedule 13D and amendments thereto, pertaining to their beneficial ownership of shares of 8.25% Convertible Preferred Stock of Kenetech Corporation.

         This agreement may be terminated for any reason by any party hereto immediately upon the personal delivery or facsimile transmission of notice to that effect to the other parties hereto.

Dated:            July 14, 1997

                                        QUADRANGLE OFFSHORE (CAYMAN) LLC

                                          By: N.S. NOMINEES LTD.

                                          Title: Director

                                             By:/s/Martin Lang

                                             Name: Martin Lang
                                             Title: Director

                                        LAWRENCE A. HELLER

                                        /s/ Lawrence A. Heller

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